Exhibit 10.2

Execution Copy

PARENT GUARANTY AGREEMENT

This Parent Guaranty Agreement dated as of December 1, 2023 (this “Guaranty”) is executed by HF SINCLAIR CORPORATION, a Delaware corporation (“Guarantor”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself, the Lenders, the Issuing Banks, and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, and the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).

INTRODUCTION

A. Holly Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), is a party to that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 among the Borrower, the Lenders party thereto from time to time, and Administrative Agent (as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of April 30, 2021, that certain Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of August 15, 2022 and that certain Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of even date herewith, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Guarantor indirectly owns all of the outstanding Equity Interests of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), and (ii) the Lender Hedging Agreements (as defined in the Credit Agreement) entered into by the Borrower, any of its Subsidiaries or any Holdco Entity with a Lender or an Affiliate of a Lender (each such counterparty being referred to as a “Swap Counterparty”).

C. It is a requirement under the Credit Agreement that Guarantor shall guarantee the due payment and performance of all Obligations (as defined in the Credit Agreement) as set forth herein.

NOW, THEREFORE, in consideration of the premises, Guarantor hereby agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Guaranty.

(a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts owing in respect of Letter of Credit Obligations, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Administrative Agent, any Issuing Bank or any Lender under the Credit Documents and by any Loan Party to any Swap Counterparty but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

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(b) It is the intention of Guarantor and each Beneficiary that the amount of the Guaranteed Obligations guaranteed by Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar Legal Requirements applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3. Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto but subject to Section 2(b) above. This is an absolute, continuing and unconditional guaranty of payment and not of collection and if at any time or from time to time there are no outstanding Guaranteed Obligations, the obligations of Guarantor with respect to any and all Guaranteed Obligations incurred thereafter shall not be affected; provided that after this Guaranty is terminated in accordance with Section 12 hereof, only the Parent’s indemnification obligations under this Guaranty shall survive as provided in Section 9.07 of the Credit Agreement. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Lender Hedging Agreement or Banking Service Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Person or whether the Borrower, Guarantor or any other Person is joined in any such action or actions. Any and all payments made by Guarantor hereunder of any Guaranteed Obligations shall be made without deduction (except for deductions made pursuant to Legal Requirement), set-off or counterclaim of any kind or withholding. The liability of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to a Lender Hedging Agreement with a Swap Counterparty, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to a Lender Hedging Agreement with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c) any taking, release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries or Guarantor;

(e) any failure of any Lender, the Administrative Agent, any Issuing Bank or any other Beneficiary to disclose to the Borrower or Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, any Issuing Bank, any Lender or any other Beneficiary (and Guarantor hereby irrevocably waives any duty on the part of any Beneficiary to disclose such information);

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(f) any signature of any officer of the Borrower or Guarantor being mechanically reproduced in facsimile or otherwise;

(g) each right to which it may be entitled under Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, Section 3.605 of the UCC, and Chapter 43 of the Texas Civil Practice and Remedies Code, as any or all of the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times; or

(h) any other circumstance or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Borrower, Guarantor or any other guarantor, surety or other Person, in each case, other than payment in full of the Guaranteed Obligations.

Section 4. Continuation and Reinstatement, Etc. Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, and such payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. SUBJECT TO SECTION 9.07 OF THE CREDIT AGREEMENT, GUARANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OR ARISING OUT OF DISPUTES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS OR SUITS NOT ARISING DIRECTLY OR INDIRECTLY FROM ANY ACT OR OMISSION BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER BROUGHT BY AN INDEMNIFIED BENEFICIARY AGAINST ANY OTHER INDEMNIFIED BENEFICIARY (OTHER THAN ANY SUCH DISPUTE, CLAIM, DEMAND, ACTION, JUDGMENT OR SUIT INVOLVING THE ARRANGERS IN THEIR CAPACITIES AS JOINT LEAD ARRANGERS, THE ISSUING BANKS IN THEIR CAPACITY AS ISSUING BANKS OR INVOLVING WELLS FARGO IN ITS CAPACITY AS ADMINISTRATIVE AGENT).

Section 5. Waivers and Acknowledgments.

(a) Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person.

(b) Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower contemplated by the Credit Documents and the Lender Hedging Agreements with the Swap Counterparties and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

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Section 6. Subrogation. Guarantor will not exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty shall have been paid in full in cash, all Letters of Credit have terminated or expired or been cash collateralized, all Lender Hedging Agreements with the Beneficiaries have been terminated, and all Commitments shall have expired or terminated. If any amount shall be paid to Guarantor in violation of the preceding sentence at any time prior to (a) the payment in full in cash of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, (b) the satisfaction of all Letter of Credit Obligations and the termination or cash collateralization of all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, (c) the termination of all Lender Hedging Agreements with the Beneficiaries or entering into other arrangements satisfactory to the applicable Beneficiaries with respect thereto, and (d) the termination of the Commitments, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantor under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

Section 7. Representations and Warranties. Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty.

(b) Guarantor benefits from executing this Guaranty.

(c) Guarantor has, independently and without reliance upon the Administrative Agent, the Issuing Banks or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be reasonably familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.

(d) The obligations of Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of Guarantor, and the execution and delivery of this Guaranty by Guarantor has been duly and validly authorized in all respects by Guarantor, and the Person who is executing and delivering this Guaranty on behalf of Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Lender, the Administrative Agent, any Issuing Bank and any other Beneficiary is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or

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special, time or demand, provisional or final) and other indebtedness owing by such Beneficiary to the account of Guarantor against any and all of the obligations of Guarantor under this Guaranty, irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Beneficiary shall promptly notify Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Beneficiaries under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Beneficiary may have.

Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in compliance with the Credit Agreement and in writing and signed by Guarantor and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.02 of the Credit Agreement and (i) if to Guarantor, at its address specified on the signature page hereto or such other address as shall be designated by Guarantor in a written notice to the Administrative Agent, (ii) if to the Administrative Agent, any Issuing Bank or any Lender, at its address specified in or pursuant to the Credit Agreement, and (iii) if to a Swap Counterparty, at its address specified in the applicable Lender Hedging Agreement. All such notices and communications shall be effective as provided for in Section 9.02 of the Credit Agreement.

Section 11. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full of all Guaranteed Obligations and all other amounts payable under the Credit Documents, the termination or cash collateralization of all Letter of Credit Obligations, the termination of all Lender Hedging Agreements with the Beneficiaries or entering into other arrangements satisfactory to the applicable Beneficiaries with respect thereto and the termination of all the Commitments, (b) be binding upon Guarantor and its successors and assigns, except that Guarantor shall not have the right to assign its rights or delegate its duties under this Guaranty without the prior written consent of each Lender, (c) inure to the benefit of and be enforceable by the Administrative Agent, each Lender, and each Issuing Bank, and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause (c), subject to Section 9.06 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes (if any) held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Furthermore, when any Swap Counterparty assigns or otherwise transfers any interest held by it under a Lender Hedging Agreement to any other Swap Counterparty pursuant to the terms of such agreement, that other Swap Counterparty to the extent it is a Lender or an Affiliate of a Lender shall thereupon become vested with all the benefits held by the assigning Swap Counterparty under this Guaranty, subject, however, in all respects to the provisions of the Credit Agreement. Guarantor acknowledges that upon any Person becoming a Lender, the Administrative Agent, or an Issuing Bank in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

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Section 13. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Guaranty and the other Credit Documents, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to Guarantor at its address set forth in the Credit Agreement or set forth on the signature page of this Guaranty. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by law or affect the right of any Beneficiary to bring any action or proceeding against Guarantor or its Property in the courts of any other jurisdiction.

Section 14. Patriot Act. Each Beneficiary and the Administrative Agent (for itself and not on behalf of any Beneficiary) hereby notifies Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Guarantor, which information includes the name and address of Guarantor and other information that will allow such Beneficiary or the Administrative Agent, as applicable, to identify Guarantor in accordance with the Act.

Section 15. Consent to Credit Agreement. Guarantor, though not required, hereby consents to the terms of the Credit Agreement. Guarantor will, so long as any Guaranteed Obligation shall remain unpaid or unperformed, and so long as the Credit Agreement shall remain in effect, perform and observe, and cause Borrower to perform and observe, all of the terms, covenants and agreements in the Credit Agreement and the other Credit Documents on its or the Borrower’s part to be performed or observed.

Section 16. INDEMNIFICATION; Taxes. The indemnity provision set forth in Section 9.07 of the Credit Agreement shall apply to Guarantor hereunder on the same terms and provisions as set forth therein with respect to the Borrower, mutatis mutandis. The tax gross-up and tax indemnity provision on a joint and several basis solely with the Borrower set forth in Section 2.12(a) and 2.12(b) of the Credit Agreement shall apply to Guarantor hereunder on the same terms and provisions as set forth therein with respect to the Borrower, mutatis mutandis.

Section 17. WAIVERS.

(a) WAIVER OF JURY TRIAL. GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Guarantor and Beneficiary hereby agrees that it shall not assert, and hereby waives, any claim against any such Person which they may have against any other such Person and such Person’s respective Affiliates, directors, officers, employees and agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit Obligation or the use of the proceeds thereof.

Section 18. Counterparts. The parties may execute this Guaranty in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page of this Guaranty by facsimile or other electronic transmission (including via e-mail) shall be effective as delivery of a manually executed counterpart to this Guaranty. Delivery of an executed counterpart signature page by facsimile or electronic mail is as effective as executing and delivering this Guaranty in the presence of the other parties to this Guaranty.

Section 19. NOTICE OF FINAL AGREEMENTS. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GUARANTY. THIS GUARANTY AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR:

HF SINCLAIR CORPORATION, a Delaware corporation

By:	/s/ Atanas H. Atanasov

Name:	Atanas H. Atanasov
Title:	Executive Vice President and Chief Financial Officer

Address:

HF Sinclair Corporation 2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attention: Mr. John Harrison, Vice President, Finance, Strategy, and Treasurer

Signature Page to Parent Guaranty Agreement